Exhibit 10.16

        CONFIDENTIAL TREATMENT REQUEST

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFLOW
MASTER IDC AGREEMENT
(North America)
Cover Page

This Internet Data Center Services Agreement, consisting of the Master Terms and Conditions, attached, the Service Order Form(s), and the attached Addenda, and as subsequently modified by Service Change/Amendments ("IDC Agreement") is made and entered into as of the Effective Date below, by and between INFLOW, as defined below, and Customer, as defined below. This IDC Agreement is valid and binding when signed by both parties and shall be effective as of the date signed below by INFLOW ("Effective Date").

        CERTAIN DEFINITIONS AND INFORMATION.    As used in this Agreement, the following terms shall have the meanings set forth below:

INFLOW:	CUSTOMER Legal Name and state of incorporation:
"INFLOW" shall mean InFlow, Inc.(1), a Delaware corporation, or any parent company, subsidiary, or affiliate thereof that delivers all or any portion of the Services to Customer. Services outside the United States may be provided by an affiliate of InFlow, Inc.	Convio, Inc., a Delaware Corporation 4801 Plaza on the Lake Suite 1500 Austin, TX 78746
INFLOW Headquarters and Notice Address:	CUSTOMER Headquarters and Notice Address:
938 Bannock Street Denver, Colorado 80204 ATTN: Legal Department	4801 Plaza on the Lake Suite 1500 Austin, TX 78746
"INITIAL TERM" shall mean the following number of months from the Effective Date of the IDC Agreement: 6 Months

By signing below the Customer represents and warrants that it has read and understands all applicable parts of this IDC Agreement, including the Master Terms and Conditions, the Service Order Form(s), and any applicable Addenda.

INFLOW		CUSTOMER
By:	/s/ Carmen A. Brown (Authorized Signature)	By:	/s/ David C. Crooke (Authorized Signature)
Carmen A. Brown (Typed or Printed Name)		David C. Crooke (Typed or Printed Name)
General Manager (Title)		Vice-President (Title)
10/25/2001 (Date)		10/23/01 (Date)

(1)
INFLOW does business in the State of Colorado as InFlowNet, Inc.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFLOW SERVICE ORDER FORM
Initial Contract

Convio.com

Inflow Location:	Austin-AUS01 8025 I.H. 35 North Austin, TX 78753

Installation Charges

Item	Quantity	Install By Date	Installation Charge	Total Charge
InflowNet-Internet Access
InflowNet-IA-95% (per mbps)	1-5Mbps	<= 30 days	[****]	[****]
InflowNet-IA-95% (per mbps)	1-5Mbps	<= 30 days	[****]	[****]
Suite Space
8x8 SuiteSpace (Qty. 2 120/20 Amp Circuits:1=A-side, other = B-side)	1 Suite	<= 30 days	[****]	[****]
TOTAL				[****]

Monthly Recurring Charges

Item	Quantity	Recurring Charge	Total Charge
InflowNet-Internet Access
InflowNet-IA-95% (per mbps)	1-5Mbps	[****]	[****]
InflowNet-IA-95% (per mbps)	1-5Mbps	[****]	[****]
Suite Space
8x8 SuiteSpace (Qty. 2 120/20 Amp Circuits:1=A-side, other = B-side)	1 Suite	[****]	[****]
TOTAL			[****]

Services denoted by an asterisk "*" are invoiced based upon usage. Customer's Monthly Recurring Charge will vary depending on usage. The Monthly Recurring Charge set forth above for such usage based Service(s) is the minimum charge that may be assessed in any month.

The following specific are incorporated herein by reference:

Inflow Master Terms and Conditions
Inflow Service Change Amendment(s)
Addendum InflowNet

INFLOW		CUSTOMER
By:	/s/ Carmen A. Brown (Authorized Signature)	By:	/s/ David C. Crooke (Authorized Signature)
Carmen A. Brown (Typed or Printed Name)		David C. Crooke (Typed or Printed Name)
General Manager (Title)		Vice-President (Title)
10/25/2001 (Date)		10/23/01 (Date)

INFLOW
INTERNET DATA CENTER SERVICES AGREEMENT
Master Terms and Conditions

These Master Terms and Conditions are incorporated by reference into the IDC Agreement entered into as of the Effective Date between INFLOW and Customer.

        CERTAIN DEFINITIONS:    As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used and not defined herein have the same meanings given them in the IDC Agreement Cover Page.

The terms "IDC" and "DNX" may be used interchangeably and shall mean the INFLOW Internet data center facility or facilities identified on a Service Order Form. If this Agreement relates to more than one Internet data center location, then the term "IDC" or "DNX" shall refer to each IDC or DNX individually and collectively.

"Initial Term" shall mean the period commencing with the Effective Date and continuing for the number of months set forth on the IDC Agreement Cover Page.

"Install By Date" shall mean the date by which a Service is to be provisioned and ready for Customer's use, as set forth on a Service Order Form.

"Service Change Form/Amendment" is defined in Section 1(d) below. "Service Commencement Date" is defined in Section 2(a) below.

"Service Order Form" shall mean the form attached to this IDC Agreement and to any forms attached to any Service Change Form/Amendments that itemizes the Services and charges for such Services purchased by Customer.

        AGREEMENT.    In exchange for the covenants and promises set forth herein, which the parties agree are sufficient consideration, the parties hereby agree as follows.

1.
SERVICES AND CUSTOMER EQUIPMENT. Subject to the terms and conditions of this Agreement, during the term of this Agreement:

a.
Services. INFLOW will provide to Customer the services described in the Service Order Form, attached hereto (the "Services").

b.
Customer Area and Equipment. The "Customer Area" shall mean the location(s) within the IDC that INFLOW designates for placement of Customer Equipment. As part of the Services, Customer is hereby granted a license to install, maintain, use, operate, monitor, repair and replace in the Customer Area certain of Customer's equipment, as set forth in the customer notebook as prepared by INFLOW with Customer's input (the "Customer Equipment"). Customer must advise INFLOW and provide information on any Customer Equipment it plans to install prior to placing the Customer Equipment in the Customer Area, as provided in the Rules and Regulations, referenced below. Customer may not use the Customer Area for any other purpose. Customer is not granted, and specifically disclaims, any possessory, leasehold or other real property interest in the Customer Area, the IDC, or any other portion of the building or premises in which the IDC is located. Without limiting the foregoing, Customer has no rights whatsoever under INFLOW's lease for the IDC.

c.
Service Change Form/Amendment. INFLOW and Customer may periodically agree to execute one or more modifications, supplements, or amendments to this Agreement, which, when fully executed by both parties, are referred to as "Service Change Form/Amendment." Any services identified a Service Order Form attached to such Service Change Form/Amendments shall modify the Services under this Agreement and become a part hereof and any modifications to this Agreement in such Service Change Form/Amendment shall modify this Agreement and become a part hereof.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

  d.
  Informal Service Request. Upon Customer's request, INFLOW may provide one-time or other non-standard services to Customer which have a recurring monthly charge equal to or less than [****] and/or a one-time or installation charge equal to or less than [****] (each an "Informal Service Request" or "ISR"). Each such request shall be documented on an ISR signed by a representative of the Customer and, if provided by INFLOW, shall be incorporated into this Agreement and become a part hereof.

  e.
  Governing Document. In the event of any discrepancies between the terms and conditions of this Agreement and the terms and conditions of any Service Order Form, Service Change Form/Amendment, or ISR, this Agreement shall control, unless the Service Order Form, Service Change Form/Amendment or ISR expressly states otherwise. Nothing in any provision of this Agreement shall obligate INFLOW or Customer to agree to any Service Change Form/Amendment or to any ISR.

2.
FEES AND BILLING. Customer will pay INFLOW all charges for the Services provided under this Agreement. All such charges are exclusive of sales taxes and other federal, state, municipal, or other governmental taxes, charges, or levies (collectively "Taxes") now in force or enacted in the future, all of which Customer will be responsible for and will pay in full except for any federal, state, or local Taxes on INFLOW income or due to INFLOW's ownership or use of its real or personal property, except to the extent such personal property is part of the Services hereunder.

a.
Charges. Customer's payment obligation for Installation and Monthly Recurring Charges for Services as specified on a Service Order Form shall accrue on the later of the applicable Install By Date, set forth on the Service Order Form, or the date on which the applicable Service is provisioned by INFLOW and ready for Customer's use ("Service Commencement Date"), regardless of whether Customer has commenced use of the Services ("Installation Date").

b.
Billing and Payment Terms. INFLOW shall issue invoices monthly. Customer shall pay for all undisputed charges, pursuant to Section 2(c) below. Services are invoiced in advance, except that usage-based Services will be invoiced in advance at the minimum charge and, as applicable, will be adjusted based on actual usage. On the Installation Date, Customer will be invoiced for all non-recurring charges, and the Monthly Recurring Charges for the then current month. All payments for undisputed charges are due upon receipt of the invoice and become past due if not paid thirty days after date of the invoice by Customer. Payments shall be made in U.S. dollars. Payments for undisputed charges not received within thirty days will accrue interest at a rate of one and one-half percent per month, or the highest rate allowed by applicable law, whichever is lower. If Customer makes a late payment hereunder, INFLOW will have the right, upon written notice to Customer, to require additional Security Deposits, as defined below, or to require other reasonable assurances to secure Customer's payment obligations hereunder.

c.
Disputed Charges. In the event Customer disputes, reasonably and in good faith, any charges or portion of charges specified in an INFLOW invoice (the "Disputed Charge"), Customer may withhold payment of such portion that is the Disputed Charge provided that Customer gives INFLOW written notice of, and the basis for, such Disputed Charge within fifteen days after receiving INFLOW's invoice and Customer pays timely all undisputed charges. The parties shall work together in good faith to resolve any such Disputed Charge. If the parties mutually determine the Customer owes any Disputed Charge, Customer shall pay INFLOW such amount, including interest accrued from the date the payment was originally due to INFLOW pursuant to Section 2(d) within five days of such determination. If the parties are unable to resolve the Disputed Charge within ten days of Customer's notice of the same, INFLOW shall be entitled to pursue its remedies hereunder.

  d.
  Security Deposit.

  i.
  Payment of Security Deposit. Concurrent with Customer's execution of this Agreement or a Service Change Form/Amendment and as a condition of INFLOW's obligation to perform under this Agreement or the applicable Service Change Form/Amendment, Customer shall pay to INFLOW a security deposit in the amount set forth on the Deposit Form provided to Customer as part of the credit application package and incorporated herein by reference ("Security Deposit") to secure Customer's performance of its obligations under this Agreement. If a Default by Customer occurs pursuant to the terms of this Agreement, INFLOW may, without further notice to Customer and without prejudice to INFLOW's other remedies, apply part or all of the Security Deposit toward the cure of Customer's Default. If INFLOW uses part or all of the Security Deposit against any such Default, then Customer shall, within five business days after written demand, pay INFLOW the amount used in order to restore the Security Deposit to its original amount. INFLOW may mix the Security Deposit with its own funds, and Customer shall not be entitled to interest on the Security Deposit. To the extent INFLOW reasonably determines that Customer has paid in full and on time six invoices for the Service(s) for which the Security Deposit was originally issued, then INFLOW shall apply any part of the Security Deposit not used by INFLOW as permitted by this paragraph to subsequent invoices following the sixth invoice (beginning with the seventh or eighth invoice, depending upon billing cycles). Any part of the Security Deposit not used by INFLOW as permitted by this paragraph shall be returned to Customer within sixty days after this Agreement expires or is terminated, provided however, that INFLOW may first apply the Security Deposit to any outstanding amounts due and payable to INFLOW under this Agreement. If INFLOW assigns this Agreement as provided hereunder, then INFLOW shall be relieved of any liability for the Security Deposit upon delivery or credit of the Security Deposit to any authorized assignee.

  ii.
  Security Deposit Default. In addition to the other events of Default hereunder, Customer shall be in Default if Customer fails to pay (or repay) timely any or all of a Security Deposit and does not cure such failure within five days after written notice thereof ("Security Default"). In addition to and without waiving any other remedies for Default available to INFLOW hereunder, INFLOW may, without further notice, suspend performance under this Agreement pending cure of the Security Default.

3.
RIGHTS AND OBLIGATIONS.

a.
Compliance with Law and Rules and Regulations. Customer will comply at all times with all applicable laws and regulations with respect to the Customer Equipment and Customer's use thereof and of the Services, and INFLOW will comply at all times with all applicable laws and regulations with respect to INFLOW's provision of Services hereunder. Customer will comply at all times with the material terms of INFLOW's general rules and regulations relating to its provision of Services, as set forth at www.Inflow.net/rules (the "Rules and Regulations"). INFLOW may amend the Rules and Regulations or relocate them periodically provided that Customer is informed in advance of any such amendments or relocation and the amendments do not unreasonably and adversely alter the provision of Services hereunder. Customer acknowledges that INFLOW exercises no control whatsoever over the content of information passing through the Customer Equipment and equipment and facilities used by INFLOW to provide Services, and that it is Customer's sole responsibility to ensure that the information it transmits and receives complies with all applicable laws and regulations.

b.
Access and Security. Customer will give written notice to INFLOW of the individuals who are or are not authorized by Customer to have access to the Customer Area and of any changes to such authorization from time to time (the "Permitted Individuals"). INFLOW will maintain a list of the Permitted Individuals and will have the right to limit Customer's access to the

    IDC solely to the Permitted Individuals. While in the IDC, each individual representing or otherwise entering for or on behalf of Customer (each, including each Permitted Individual, a "Representative") will comply at all times with the terms and conditions of this Agreement, including the Rules and Regulations. Without limiting the foregoing, each Representative will comply with INFLOW's security and safety procedures, including without limitation, sign-in, identification and escort requirements as in effect from time to time. INFLOW may refuse entry to, or require the immediate departure of, any individual who (i) is disruptive or threatening, (ii) has failed to comply with this Agreement, including the Rules and Regulations, or (iii) has failed to comply with any of INFLOW's other procedures and requirements after being notified of them.

  c.
  No Competitive Services. Customer may not, directly or indirectly resell, or permit the resale of cabinet space: SuiteSpace; the Customer Area; or any custom floor, temporary, or equipment space within the IDC: or roof space associated with the IDC premises, without INFLOW's prior written consent. Customer may not solicit any INFLOW customers in an IDC.

  d.
  Interconnection. Customer may not cross-connect Customer's Property with equipment of other entities or persons within the IDC or any other INFLOW facility. Customer may, pursuant to Section 1 above, request that INFLOW initiate a cross-connect(s) for Customer.

  e.
  Damage Prevention. Customer shall not damage, or suffer or permit any damage by the Customer Equipment, any Representative, or any other action or inaction of Customer or any person under Customer's direct or indirect control, to the Customer Area, the IDC, any other portion of the building or property in which the IDC is located, or the equipment of INFLOW or any other customer. The Customer Equipment and Customer's Business shall not cause damage to the IDC or INFLOW. Customer and its Representatives will refrain from using any facilities, equipment, tools, materials, apparatus, or methods that, in INFLOW's reasonable judgment, might cause damage to the IDC or otherwise damage or interfere with the equipment or operations of INFLOW or any other INFLOW customer or other person. INFLOW reserves the right to take any reasonable action to prevent harm to the services, personnel or property of INFLOW (and its affiliates, vendors, and customers) or other persons.

  f.
  Acceptable Use. Without limiting Section 3(a) above, Customer's use of, and Customer's end users' use of the Services shall comply with INFLOW's Acceptable Use Policy, as the same may be modified by INFLOW from time to time ("AIM"), a copy of which can be viewed at www.Inflow.net/terms or such other location as INFLOW may periodically designate. If INFLOW has a good faith belief that (i) there is a substantial risk of harm or of liability to INFLOW or to a third party arising from or connected with a violation or suspected violation of this Section 3(i) or the AUP or (ii) a violation or suspected violation of this Section 3(i) or the AUP obligates INFLOW by operation of law to do so, INFLOW may immediately take corrective action, including disconnection or discontinuance of Customer's access to its Internet services or disconnection of Customer's Services, provided however, that INFLOW shall use reasonable efforts to provide written notice to Customer and a reasonable time to cure any suspected violation of the AUP, if practicable and if allowed by law, and if the violation is reasonably susceptible to cure.

  g.
  Removal of Customer's Equipment. Immediately upon expiration of the term or promptly upon earlier termination for any reason of this Agreement. Customer shall remove all of Customer's Property from the IDC and shall return to INFLOW any equipment belonging to INFLOW associated with the Services terminated.

  h.
  Restrictions on Use. Customer shall not and shall not permit others, including its employees and agents, to reproduce, reverse-engineer, de-compile, disassemble, alter, translate, modify, adapt, market, resell, or sublease any INFLOW Services. Other than as specified in Section 1(c) above and Section 12(b) below or an Addendum hereto, no license, title, or right is granted to Customer to use any Services marks, intellectual property, or copyrighted materials or to any INFLOW software or hardware.

  i.
  Emergency Contacts. Customer shall designate to INFLOW, in writing, emergency contacts, including name, address, telephone, pager and/or email addresses, who will be the primary emergency contact to be notified in the event of an emergency related to the Services. Customer may modify its contact, address, and notification methods periodically with written notice of such modification to INFLOW.

4.
INSURANCE.

a.
Minimum Levels of Insurance. During the term of this Agreement, both parties will keep in full force and effect insurance policies covering: (i) commercial general liability insurance in an amount not less than one million dollars per occurrence for bodily injury and property damage; (ii) workers' compensation insurance in an amount not less than that required by applicable law; and (iii) property insurance covering each party's own property and equipment, including but not limited to electronic computer equipment for the perils customarily insured, but in no event more restrictive than "special perils" property insurance, in the amount of its full replacement cost at the time of the loss. Within ten days after request by INFLOW, Customer will provide to INFLOW evidence of the foregoing insurance. Customer acknowledges that INFLOW has no obligation whatsoever to insure any of Customer's Property. INFLOW acknowledges that Customer has no obligation whatsoever to insure any of INFLOW'S equipment or property. The insurance policies required in this Agreement will be issued by financially secure insurance companies authorized to issue insurance in the state where the IDC is located.

b.
Waiver of Subrogation. Neither party, nor its officers, directors, shareholders, employees, agents or invitees, will be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to its equipment or property within the IDC, or for loss of business revenue or extra expense arising out of or related to its equipment or property within the IDC, if a party is required in Section 4(a) above to maintain insurance for such loss or damage or expense.

5.
CONFIDENTIAL INFORMATION.

a.
Confidential Information. Each party acknowledges that it may have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, products, and services ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software, technology and trade secrets and customer information, to the extent identified as confidential or proprietary, and the terms and conditions of this Agreement. In addition, Customer agrees and acknowledges that the components, configuration, and method of providing INFLOW Services is proprietary to INFLOW, and as such, is considered Confidential Information. Unauthorized copying, transfer, or use may cause INFLOW irreparable injury that cannot be adequately compensated by monetary damages. Each party agrees that it will not use in any way, for its own account or the account of any third party, nor disclose to any third party (except as required by law or to the disclosing party's attorneys, accountants and other advisors as reasonably necessary and subject to the confidentiality provision hereof), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of Confidential information. Each party's obligation under this Section 5 will survive for a period of two (2) years following the expiration or termination of this Agreement.

b.
Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is rightfully known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

6.
REPRESENTATIONS AND WARRANTIES.

a.
Warranties by Customer. Customer represents and warrants to INFLOW that: (1) Customer owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement; (2) Customer is duly organized and validly existing and has the legal power and authority to enter into this Agreement and to perform its obligations hereunder; (3) the person signing this Agreement on behalf of Customer is duly authorized to do so, and upon its execution by such person, this Agreement is the valid and legally binding obligation of Customer; (4) Customer's services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer's and its permitted customers' and users' use of the Services (collectively, "Customer's Business") does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable law or regulation; (5) Customer has read the Rules and Regulations and Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement; and (6) Customer acknowledges that the Services do not include any voice telephony transmission services and Customer will use the Services only for Internet and data transmission.

b.
Warranties by INFLOW. INFLOW represents and warrants to Customer that: (1) INFLOW owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to provide the Services as contemplated by this Agreement; (2) INFLOW is duly organized and validly existing and has the legal power and authority to enter into this Agreement and to perform its obligations hereunder; (3) the person signing this Agreement on behalf of INFLOW is duly authorized to do so, and upon its execution by such person, this Agreement is the valid and legally binding obligation of INFLOW, and (4) INFLOW's Services as supplied to Customer in connection with this Agreement do not as of the Installation Date, and will not during the term of this Agreement, violate any applicable law or regulation.

c.
No Other Warranty. EXCEPT FOR ANY EXPRESS WARRANTY SET FORTH IN SECTION 6(b) HEREIN OR IN THE SLAs, THE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMERS USE OF THE IDC AND THE SERVICES IS AT ITS OWN RISK. INFLOW DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. INFLOW hereby expressly disclaims any warranty on Services if INFLOW's equipment is installed, altered, maintained, or repaired by anyone other than INFLOW or its agents. INFLOW is not responsible for any defects or damages to Customer Equipment or Services resulting from Customer's or Customer's agents' or employees' mishandling, abuse, misuse, accident; Force Majeure; or from Customer's use of Services in conjunction with equipment (i) electrically or mechanically incompatible with Services or (ii) of inferior quality.

7.
LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

a.
Consequential Damages Waiver. In no event will either party be liable or responsible to the other for any type of incidental, punitive, indirect or consequential damages arising from or relating to this Agreement, including, but not limited to, lost revenue; lost profits; replacement goods; loss of technology, rights or services; loss of data; or interruption or loss of use of

    Services or equipment, even if advised of the possibility of such damages, whether arising under any theory of contract, tort (including negligence), strict liability or otherwise.

  b.
  Indemnification. Each party (the "Indemnifying Party") will indemnify, defend and hold the other party (the "Indemnified Party") harmless from and against any and all costs, liabilities, losses, and expenses (including but not limited to reasonable attorneys' fees) (collectively "Losses") resulting from any claim, suit, action, demand, or proceeding (each, an "Action") brought by any third party against the Indemnified Party, to the extent not covered by the Indemnified Party's insurance, (i) alleging or arising from the gross negligence or willful misconduct of the Indemnifying Party or its employees, agents, contractors, or invitees, in the performance or non-performance of its obligations hereunder, or (ii) arising from any failure by the Indemnifying Party or its employees, agents, contractors, or invitees, to comply with the Rules and Regulations, the AUP, or the law.

  c.
  Procedures. The Indemnifying Party's obligations under Section 7(c) herein are conditioned upon: (i) the Indemnified Party promptly notifying the Indemnifying Party upon receipt of written notice of the Action for which the Indemnified Party seeks indemnity; (ii) the Indemnified Party tendering control of the defense of such Action and any related settlement discussions to the Indemnifying Party (provided, however, that the Indemnified Party may participate in such defense, at its own expense, with counsel of its own choosing and that Indemnifying Party has reasonable approval of Indemnified Party's counsel); and (iii) the Indemnified Party, at the Indemnifying Party's request and expense, reasonably cooperating with and assisting the Indemnifying Party in the Indemnifying Party's efforts to defend the Action. The Indemnifying Party shall obtain the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed or cause any delay or harm in the settlement discussion, for any settlement or compromise of any such Action that does not include an unconditional release of the Indemnified Party from the indemnified liability hereunder.

8.
TERM. The term of this Agreement will commence on the Effective Date and continue for the Initial Term and Renewal Terms. At the expiration of the Initial Term, this Agreement will automatically renew for successive terms of 60 days (each a "Renewal Term") subject to Customer's acceptance of INFLOW's then current charges, unless notice of non-renewal is given by either party no less than ninety days before expiration of the Initial Term. Customer will be deemed to have accepted INFLOW's then current charges for any successive term unless Customer gives notice to INFLOW of its rejection of any increase in charges no later than ten days after Customer receives notice thereof. If Customer rejects any increase in charges, this Agreement shall terminate on the date that is ninety days after Customer gives notice to INFLOW of its rejection of such increase and during such period prior to termination the previous charges will apply.

a.
Termination for Convenience. After the Initial Term, providing Customer is not in default hereunder, Customer may terminate this Agreement with two months prior notice to INFLOW, subject to payment of the fees set forth herein. Such a termination shall be deemed a termination for convenience and shall be effective 60 days after notice of termination is received by INFLOW, regardless of whether the Agreement is set to renew for an additional Renewal Term. Customer shall be responsible for payment for Services up to and through the date of termination, whether or not the Customer is continuing to receive Services.

9.
DEFAULT AND REMEDIES.

a.
Default by INFLOW. The occurrence of any of the following will be a "Default" by INFLOW: (i) INFLOW fails to perform or observe any of its obligations under this Agreement after a period of thirty days after receiving notice from Customer of such failure; or (ii) INFLOW's insolvency or liquidation as a result of which INFLOW ceases to do business; or (iii) the material breach of any representation or warranty made by INFLOW in this Agreement, except to the extent such breach is susceptible to cure, in which case there shall be no Default unless such breach is not cured by INFLOW within thirty days after receiving written notice from Customer of such breach.. A violation of any SLA is expressly not a breach of a representation or warranty and is not a Default hereunder.

  b.
  Default by Customer. The occurrence of any of the following will be a "Default" by Customer: (i) Customer fails to pay, when due, any fees or charges owing to INFLOW under this Agreement, provided that the first such nonpayment in any calendar year shall not be a Default unless Customer fails to pay such amount within five business days after notice from INFLOW of such nonpayment; or (ii) the material breach of any representation or warranty made by Customer in this Agreement, except to the extent such breach is susceptible to cure, in which case there shall be no Default unless such breach is not cured by Customer within thirty days after receiving written notice from INFLOW of such breach; or (iii) Customer fails to perform or observe any of its other obligations under this Agreement after a period of thirty days after receiving notice from INFLOW of such failure; or (iv) Customer's insolvency or liquidation as a result of which Customer ceases to do business; or (v) Customer commits a Default with respect to INFLOW's provision of services to Customer at any other IDC, whether pursuant to this Agreement or any other agreement between Customer and INFLOW.

  c.
  Customer's Remedies for Default by INFLOW. Remedies for failure to deliver the Services in accordance with the SLAs are addressed entirely in the SLAs. If INFLOW commits a Default, Customer will be entitled, at its election, to terminate this Agreement or seek any available remedies at law or in equity. Customer's right of recovery for any such Default will be limited as elsewhere provided in this Agreement, including, without limitation, Section 7 and the SLAs. Notwithstanding anything to the contrary in this Agreement, INFLOW's maximum aggregate liability to Customer related to or in connection with this Agreement will be limited to the total amount paid by Customer to INFLOW hereunder for the prior twelve (12) month period.

  d.
  INFLOW's Remedies for Default by Customer. If Customer commits a Default, INFLOW will be entitled, at its election, to exercise any one or more of the following remedies, then or at any time thereafter: (i) to exercise any remedy for such Default set forth elsewhere in this Agreement; (ii) to pursue any remedy available at law or in equity, (iii) to terminate this Agreement; (iv) to suspend Services; (v) to accelerate the payment obligations hereunder; and (vi) to remove any or all of the Customer's Property and store the same within the IDC or elsewhere in a commercially reasonable manner and at Customer's cost and expense if Customer fails to remove Customer's Property within ten (10) days after notice to Customer, and (vii) to treat as abandoned and retain and use, free of any rights or claims thereto from Customer or anyone claiming by, through or under Customer, or dispose of in any manner whatsoever (including destruction thereof) any of all of the Customer's Property if Customer fails to take possession of and remove the same from the IDC or place of storage, as the case may be, within ten (10) days after notice to Customer.

10.
SERVICE LEVEL AGREEMENTS. INFLOW's Service Levels Agreements ("SLAs") constitute Customer's sole and exclusive remedy for INFLOW's provision of or failure to provide Services to Customer, except that INFLOW shall have no obligation to compensate Customer under any SLA while Customer is in Default or not current in its payment obligations under this Agreement. As of and after the Effective Date, Customer shall have access to the SLAs, by password, at Customer's FlowView portal. INFLOW may amend the SLAs or change their location periodically provided that (i) Customer is informed at least thirty days in advance of any such amendment or relocation; and (ii) the amendment(s) do/does not materially and adversely alter the provision of Services. If Customer reasonably and in good faith believes that an SLA amendment materially and adversely alters the provision of Services hereunder, Customer may provide written notice to INFLOW within ninety days of the effective date of the amendment, setting forth in reasonable detail Customer's basis for such belief. INFLOW shall have thirty days to address the Customer's concern and reach a mutually agreed upon resolution. If mutual resolution is not achieved, the previous version of the applicable SLA will remain in effect for the remainder of the then current term as to the Customer's use of the applicable Service.

11.
MISCELLANEOUS SERVICES.

a.
Equipment. To the extent Customer purchases any equipment from INFLOW, the equipment is provided to Customer "as is." To the extent the manufacturer provides a warranty or warranties on the equipment and to the extent such warranties follow the Equipment, the Customer shall be considered the record owner of the Equipment for purposes of such warranty or warranties. The price for the Equipment set forth on a Service Order Form, Service Change Form/Amendment, or ISR is a one-time price and pricing for any additional orders of this Equipment under this Agreement are subject to change. Although INFLOW will use commercially reasonable efforts to facilitate any communications between manufacturer and Customer regarding the Equipment, including without limitation warranties and technical support, Customer's only recourse for warranty issues, technical support, and other remedies lies with manufacturer of the equipment. Risk of loss to the Equipment passes to the Customer upon delivery to the Customer of the Equipment. Until INFLOW receives full payment for the Equipment, INFLOW has a purchase money security interest in and to the Equipment. Customer agrees to promptly and timely execute a security agreement and a UCC-1 financing statement, upon request by INFLOW. Upon INFLOW's receipt of full payment for Equipment, full title shall pass to the Customer for the Equipment and any security interest obtained by INFLOW under this section shall be released, unless the security interest has been obtained pursuant to another section of this Agreement. If Customer does not pay for the Equipment when due, then, in addition to its other remedies, INFLOW shall be entitled to repossess the Equipment.

b.
Power. Inflow provides, as standard power, one 20 Amp 120v AC circuit per Customer Cabinet (or per the equivalent of one Customer Cabinet for any custom floor space or SuiteSpace). Customer is responsible to ensure that the total of the manufacturer's rated amperage for all equipment on any given Customer circuit does not exceed the amperage size of that circuit, and that the total running amperage per Customer circuit, as measured by Inflow, does not exceed 80% of the amperage size for that circuit.

c.
Right of First Refusal. If the Services include a right(s) of first refusal ("ROFR") for additional cabinet or custom floor space locations, the charges therefor will be set forth in a Service Order Form. Each ROFR is valid for the Initial Term only, unless earlier terminated in accordance with the procedures described in this paragraph. If INFLOW desires to make available to another customer a cabinet location subject to Customer's ROFR, INFLOW will notify Customer of such desire in writing (the "ROFR Notice"). If Customer chooses to exercise its ROFR after receipt of the ROFR Notice, Customer must so notify INFLOW in writing within ten business days after Customer's receipt of the ROFR Notice and Customer will immediately become obligated for the full Installation Charge and Monthly Recurring Charge for the cabinet(s) or custom floor space subject to the ROFR (including power). If Customer does not notify INFLOW timely of its intent to exercise the ROFR, then Customer's ROFR will terminate and INFLOW will have no further obligation whatsoever to Customer with respect thereto.

12.
OTHER PROVISIONS.

a.
Non-Assignment; No Third-Party Rights. Customer will not be permitted to assign this Agreement in whole or in part without INFLOW's prior written consent, which will not be unreasonably withheld, provided that Customer may assign this Agreement without prior written consent to any subsidiary, parent, or affiliated company, or pursuant to any reorganization or merger of its business, or pursuant to any sale or transfer of all or substantially all of its assets. INFLOW may assign this Agreement in whole or in part. Any assignment in violation of the foregoing restriction will be null and void. Except as restricted above, this Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement is for the sole and exclusive benefit of the parties hereto, and nothing in this Agreement will be construed as giving any rights to any person not a party hereto.

  b.
  Use of Logo. Customer hereby grants to INFLOW the express right to use Customer's company logo in marketing, sales, financial, and public relations materials and other communications solely to identify Customer as an INFLOW customer. INFLOW hereby grants to Customer the express right to use INFLOW's logo solely to identify INFLOW as a provider of services to Customer. Other than as expressly stated herein, neither party shall use the other party's marks, codes, drawings or specifications without the prior written permission of the other party.

  c.
  Independent Contractors. The parties will have the status of independent contractors, and nothing in this Agreement will be deemed to place the parties in any other relationship, including employer-employee, principal-agent, partners or joint ventures.

  d.
  Non-Waiver/Severability. Failure of either party to enforce any of its rights hereunder will not be deemed to constitute a waiver of its future enforcement of such rights or any other rights. If any provisions of this Agreement are held to be invalid, illegal, or unenforceable under present or future laws, such provisions will be struck from the Agreement or amended, but only to the extent of their invalidity, illegality or unenforceability. The parties will remain legally bound by the remaining terms of this Agreement, and will strive to reform the Agreement in a manner as consistent as reasonably possible with the original intent of the parties as expressed herein.

  e.
  Force Majeure. Either party will be excused from any delay or failure in performance hereunder, other than the payment of money, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, and governmental requirements. The obligations and rights of the party so excused will be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

  f.
  Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Colorado, without regard to conflict of law principles. INFLOW and Customer hereby consent and submit to the personal jurisdiction of the State and federal courts in Colorado for any actions arising from this Agreement.

  g.
  Integration. This Agreement expresses the complete and final understanding of the parties with respect to the subject matter hereof, and supersedes all prior communications between the parties, whether written or oral with respect to the subject matter hereof. No modification of this Agreement will be binding upon the parties hereto, unless in writing and executed by Customer and INFLOW.

  h.
  Attachments Incorporated. The IDC Agreement Cover Page, Rules and Regulations, AUP, SLAs, all Service Order Forms, Service Change/ Amendments, and any applicable Addenda, as set forth on a Service Order Form, (each an "Attachment") are incorporated and made a part hereof as if fully set forth herein. To the extent of conflict between an Attachment and this Agreement, this Agreement shall govern, unless expressly stated otherwise in the specific Attachment.

  i.
  Notices. Except where other means of communication are expressly provided for in this Agreement, all notices provided for under this Agreement will be in writing, signed by the party giving the same, and will be deemed properly given and received (i) on the next business day after deposit for overnight delivery by an overnight courier service or (ii) three business days after mailing, by registered or certified mail, return receipt requested. All such notices or other instruments or communications will be furnished with delivery or postage charges prepaid addressed to the Customer at the Customer Address set forth on the IDC Agreement Cover Page or to INFLOW at the INFLOW Notice Address set forth on the IDC Agreement Cover Page, with a copy to the General Manager at each IDC in which Services are provided. Either party may change its address for notices hereunder by notice to the other party.

  j.
  Survival. The respective obligations of INFLOW and Customer, which by their nature would continue beyond the termination or expiration of this Agreement, including without limitation, the obligations regarding confidentiality, limitation of liability, and indemnification, shall survive the termination or expiration of this Agreement.